                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Frederick L. Blackmon, Executive Vice President and Chief Financial Officer, and David S. Jorgensen, Senior Vice President, Controller and Treasurer, his true and lawful attorney-in-fact with authority together or individually to execute in the name of each such signatory, and with authority to file with the Securities and Exchange Commission, any and all amendments to this Annual Report on Form 10-K, together with any exhibits thereto and other documents therewith, necessary or advisable to enable Kemper Investors Life Insurance Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Annual Report on Form 10-K as the aforesaid attorney-in-fact executing the same deems appropriate.

          Signature                       Title
          ---------                       -----

  /S/  MARTIN D. FEINSTEIN    Chairman of the Board
-----------------------------
     Martin D. Feinstein

     /S/  GALE K. CARUSO      President, Chief Executive
-----------------------------   Officer and Director
       Gale K. Caruso

 /S/  FREDERICK L. BLACKMON   Executive Vice President and
-----------------------------   Chief Financial Officer
    Frederick L. Blackmon

     /S/  ELIANE C. FRYE      Director
-----------------------------
       Eliane C. Frye

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